UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall,	Minneapolis,	Minnesota	55403
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (612) 304-6073

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0833 per share	TGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2026, Target Corporation (“Target”) announced that Lisa Roath has been appointed to the position of Executive Vice President and Chief Operating Officer, effective February 15, 2026. Ms. Roath, 48, has been employed by Target since 2006, most recently as Executive Vice President and Chief Merchandising Officer of Food, Essentials & Beauty (January 2025 to present), Executive Vice President and Chief Marketing Officer (July 2023 to January 2025), and Senior Vice President, Merchandising - Food & Beverage (July 2020 to July 2023). In connection with her appointment, Ms. Roath will receive an annual base salary of $775,000. Ms. Roath will continue to be eligible for (i) the same target bonus opportunity as other members of Target’s leadership team, (ii) stock-based awards granted under Target’s 2020 Long-Term Incentive Plan, and (iii) other benefits available to members of Target’s leadership team. Ms. Roath will continue to be an “at-will” employee of Target and will have no specified term as Chief Operating Officer.

Also on February 10, 2026, Target announced that Rick Gomez, Executive Vice President and Chief Commercial Officer, will step down from his role, effective February 15, 2026. At such time, Mr. Gomez will transition to an advisor role and serve as a non-executive officer until April 17, 2026, pursuant to an agreement between Target and Mr. Gomez, entered into on February 6, 2026. Throughout the term of Mr. Gomez’s transition arrangement, he will continue to receive the rate of base salary currently in effect and the same target bonus opportunity as members of Target’s leadership team. Mr. Gomez is expected to depart Target on April 17, 2026, under circumstances that will entitle him to severance under Target’s Income Continuation Plan on account of his involuntary termination without cause. Mr. Gomez will also receive vesting of a portion of his long-term incentives in accordance with the terms of such awards. Mr. Gomez’s transition agreement will be filed as an exhibit to Target’s Annual Report on Form 10-K for the fiscal year ending January 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: February 10, 2026	By:	/s/ Melissa K. Kremer
Name: Melissa K. Kremer
Title: Executive Vice President and Chief Human Resources Officer